Exhibit 99.01
October 31, 2006
FOR IMMEDIATE RELEASE
MOBILE MINI, INC. REPORTS RECORD THIRD QUARTER RESULTS;
PRO FORMA NET INCOME 55.1% AHEAD OF LAST YEAR
Increases 2006 Guidance
Tempe, AZ — October ___, 2006 — Mobile Mini, Inc. (NasdaqGS: MINI) today reported record financial results for the third quarter and nine months ended September 30, 2006.
Pro Forma Third Quarter 2006 vs. Pro Forma Third Quarter 2005 (See Pro Forma Reconciliation Below)
•	Total revenues increased 39.2% to $74.0 million from $53.1 million;

•	Lease revenues increased 34.6% to $65.6 million from $48.7 million;

•	Lease revenues comprised 88.7% of total revenues versus 91.7%;

•	EBITDA (earnings before interest expense, tax, depreciation and amortization) of $32.3 million was 38.8% greater than the $23.3 million of EBITDA last year;

•	Net income was $13.4 million or $.37 per diluted share as compared to $8.7 million or $0.28 per diluted share last year; and,

•	Operating margin of 37.8% was slightly ahead of 37.7% last year. Higher margins in North America were partially offset by lower margins associated with the Company’s European expansion.
2006 third quarter diluted per share calculations are based upon 18.2% more shares outstanding in 2006 compared to 2005, primarily as a result of the 4.6 million shares that Mobile Mini sold in a public offering in March 2006.
Other Third Quarter Highlights
•	Internal growth rate (the increase in leasing revenues at locations open one year or more, excluding acquisitions at those locations) was 19.5%;

•	The average utilization rate was 83.4%, up from 83.0% for the third quarter of 2005;

•	Yield (total lease revenues per unit on rent) was up 0.5% compared to last year’s third quarter; excluding the new European branches, yield was up 4.4% compared to last year’s third quarter;

•	The lease fleet grew 31% to approximately 145,700 units, compared to 111,600 at September 30, 2005;

•	The average number of units on rent increased 33.9% to 119,500 from 89,200 in the third quarter of 2005; and,

•	Funded debt to EBITDA was 2.6 to 1 as compared to approximately 2.8 to 1 at June 30, 2006 and 3.5 to 1 at March 31, 2006.
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Mobile Mini News Release October 31, 2006	Page 2
Pro Forma Reconciliations
(in 000’s except per share data) (includes effects of rounding)
Three Months Ended September 30, 2006

		Share-based
	Pro forma	compensation	Actual
Revenue	$73,989	$—	$73,989
EBITDA	$32,341	$(763)	$31,578
Pre tax income (loss)	$22,268	$(763)	$21,505
Net income (loss)	$13,439	$(549)	$12,890
Diluted earnings (loss) per share	$0.37	$(0.02)	$0.35
Diluted shares outstanding	36,355	252	36,607
Three Months Ended September 30, 2005

		Hurricane
	Pro forma	Katrina	Actual
Revenue	$53,146	$—	$53,146
EBITDA	$23,307	$(1,710)	$21,597
Pre tax income (loss)	$14,207	$(1,710)	$12,497
Net income (loss)	$8,666	$(1,043)	$7,623
Diluted earnings (loss) per share	$0.28	$(0.03)	$0.25
Nine Months Ended September 30, 2006

			Debt
		Share-based	extinguishment
	Pro forma	compensation	expense	Actual
Revenue	$196,707	$—	$—	$196,707
EBITDA	$86,056	$(2,298)	$—	$83,758
Pre tax income (loss)	$56,204	$(2,298)	$(6,425)	$47,481
Net income (loss)	$34,035	$(1,388)	$(3,894)	$28,753
Diluted earnings (loss) per share	$0.98	$(0.05)	$(0.11)	$0.82
Diluted shares outstanding	34,783	192	—	34,975
Nine Months Ended September 30, 2005

		Hurricane		Income tax
	Pro forma	Katrina	Other income	benefit	Actual
Revenue	$149,289	$—	$—	$—	$149,289
EBITDA	$63,731	$(1,710)	$3,160	$—	$65,181
Pre tax income (loss)	$37,293	$(1,710)	$3,160	$—	$38,743
Net income (loss)	$22,749	$(1,043)	$1,927	$520	$24,153
Diluted earnings (loss) per share	$0.74	$(0.03)	$0.06	$0.02	$0.79
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Mobile Mini, Inc. News Release October 31, 2006	Page 3
Business Overview
 Steven Bunger, Chairman, President & CEO of Mobile Mini, stated, “Our move into Europe and expansion in the U.S. through the Royal Wolf Group acquisition, plus the three new U.S. locations established through the purchase of lease assets, have helped to make 2006 a very successful year for new market entry and fleet growth. But as we have repeatedly stated, for Mobile Mini, the number to watch is our internal growth rate which in the current third quarter was 19.5%, well above our stated 13% to 15% target rate. For the year-to-date, our internal growth rate was 21.6%.”
Discussing the Royal Wolf Group integration, Mr. Bunger continued, “Domestically, we are at the home stretch. The ten locations where we had existing branches have been consolidated, and Mobile Mini systems, signage, marketing and product selection are now at the Fresno and Oakland branches. Similarly, in upstate New York, Wichita and Pensacola, the acquired assets are now all unmistakably Mobile Mini branches.
“As we previously reported, at our European locations there are a higher proportion of sales revenues than at our North American locations. That is why lease revenues as a percent of the total were somewhat lower in the current third quarter as compared to one year earlier. As we pointed out last quarter, lower yielding 20 foot containers are Europe’s portable storage standard. As they come off lease, we’ve begun to rebrand the units, add secure locking systems and raise prices. We are about midway through the integration and branch transformation process. At most locations, we now have dedicated sales offices with our own yards; we initiated commission-based compensation programs; and Mobile Mini marketing programs are just now being introduced. By the first half of next year, we will begin transitioning European customers off one-size-fits-all containers by aggressively marketing our highly differentiated portable storage alternatives. While our European operations continue to perform well and are accretive to earnings, the confluence of all the measures being undertaken should with time be reflected in higher yields and units on lease.”
He continued, “As we are now well into the fourth and strongest quarter, it appears that we were correct in limiting lease fleet rentals to short-term holiday season retail customers. In general, these retailers are ordering fewer portable storage units and these orders are coming in later than in past years.”
Mr. Bunger concluded, “By all measures, 2006 will be our best year ever. On behalf of the 1,900 people who make up the Mobile Mini team including all those at our 62 branches, we are proud and delighted that Mobile Mini once again ranked among the 200 Best Small Companies by Forbes magazine as reported in the October 30, 2006 issue.”
Mobile Mini’s Business Model
 Mobile Mini’s business model involves substantial fixed costs at all of its 62 locations in order to maintain the infrastructure necessary to support growth. Operating margins increase with growth in the number of containers on lease at existing locations. While newer locations produce lower operating margins until we are able to increase their number of containers on lease, they are also the catalyst for growth in lease revenue and earnings as they mature. The table below shows operating margins and the return on invested capital at our various branches sorted by the year they began operations. It illustrates the profitability of branches once they are firmly established and that older branches produced healthy returns on invested capital.
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Mobile Mini News Release October 31, 2006	Page 4

	After Tax Return on Invested		Operating Margin %
	Capital (NOPLAT)		(after corporate allocation)
Year Branch	Pro forma		Pro forma
Established	12 months ended September 30,		3 months ended September 30,
	2006	2005	2006	2005
Pre-1998	18.5%	16.8%	45.2%	43.0%
1998	17.7%	16.1%	46.7%	45.9%
1999	11.0%	8.0%	33.3%	27.4%
2000	13.4%	12.9%	40.2%	35.3%
2001	11.0%	11.9%	35.0%	37.1%
2002	12.0%	9.5%	33.0%	29.5%
2003	11.1%	6.7%	33.9%	26.4%
2004	2.6%	(3.8)%	17.7%	10.7%
2005	(8.3)%	N/A	11.0%	N/A
2006	N/A	N/A	14.8%	N/A
All Branches	14.8%	13.6%	37.8%	37.7%
Lawrence Trachtenberg, Executive Vice President & CFO, noted, “Our financial position remains extremely sound, as evidenced by our declining funded debt to pro forma EBITDA ratio. As of today’s news release, we have approximately $198 million in outstanding bank borrowings.”
Mr. Trachtenberg pointed out, “After experiencing an exceptional internal growth rate for about two years, we look forward to continued healthy growth, but at a more sustainable rate in the fourth quarter and in the coming year. With the vast increase in our lease fleet and branch count and our proven ability to grow units on lease, especially at newer branches, we have every expectation that our operating margins will remain strong. For the fourth quarter, we expect lease revenues between $68 million and $69 million, pro forma EBITDA between $33 million and $34 million, and pro forma diluted earnings per share in the $0.38 to $0.39 range. Thus, for the year as a whole, we are increasing our previously reported guidance. We are therefore looking for pro forma EBITDA between $118 million and $119 million and we expect pro forma diluted earnings per share between $1.36 and $1.37, based upon lease revenues between $245 million and $246 million. As we did last year, we plan to announce initial guidance for 2007 once our budget is finalized, which should be in December.”
Mobile Mini’s 2006 pro forma earnings guidance for fourth quarter and full year excludes approximately $0.02 and $0.07 per diluted share, respectively, after tax, to reflect the impact of SFAS 123(R), “Share-Based Payment,” a new accounting pronouncement requiring the expensing of share-based compensation. In addition, during the second quarter and thus for the first nine months of 2006, Mobile Mini recorded a debt extinguishment costs of $6.4 million or approximately $0.11 per diluted share, after tax, which is excluded from 2006 pro forma guidance. Including the impact of SFAS 123(R) and debt extinguishment costs, Mobile Mini’s 2006 diluted earnings per share guidance would be in the $1.18 to $1.19 range.
EBITDA and pro forma financial measures, including those that are forward-looking, are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. The method of reconciliation of these measures to the most directly comparable GAAP financial measures can be found in the Company’s report on Form 8-K filed with the SEC on the date of this release.

Mobile Mini, Inc. News Release October 31, 2006	Page 5
Conference Call
 As previously announced, Mobile Mini will host a conference call today, October 31st at 12:00 noon ET to review these results and recent corporate developments. To listen to the live call, please click on http://www.mobilemini.com/conferencecalls.php or go to www.mobilemini.com and click on the Investor Relations section, then Public Information, followed by Conference Calls. Please go to these sites 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call can be accessed for approximately 14 days at Mobile Mini’s website.
Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total fleet of over 152,000 portable storage units and portable offices with 62 branches in U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.
This news release contains forward-looking statements, particularly regarding operating prospects, expansion opportunities and revenue and earnings estimates for 2006 and beyond, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
(See Accompanying Tables)

Mobile Mini, Inc. News Release October 31, 2006	Page 6
Mobile Mini, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except per share data)
(includes effects of rounding)

	Three Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2006	2005	2005
	Actual	Pro forma	Actual	Pro forma
Revenues:
Leasing	$65,595	$65,595	$48,745	$48,745
Sales	8,071	8,071	4,122	4,122
Other	323	323	279	279

Total revenues	73,989	73,989	53,146	53,146

Costs and expenses:
Cost of sales	5,109	5,109	2,538	2,538
Leasing, selling and general expenses (1) (2)	37,310	36,547	29,012	27,302
Depreciation and amortization	4,380	4,380	3,251	3,251

Total costs and expenses	46,799	46,036	34,801	33,091

Income from operations	27,190	27,953	18,345	20,055
Other income (expense):
Interest income	9	9	1	1
Interest expense	(5,693)	(5,693)	(5,849)	(5,849)
Foreign currency exchange	(1)	(1)	—	—

Income before provision for income taxes	21,505	22,268	12,497	14,207
Provision for income taxes	8,615	8,829	4,874	5,541

Net income	$12,890	$13,439	$7,623	$8,666

Earnings per share:
Basic	$0.36	$0.38	$0.25	$0.29

Diluted	$0.35	$0.37	$0.25	$0.28

Weighted average number of common and common share equivalents outstanding:
Basic	35,448	35,448	29,979	29,979

Diluted	36,607	36,355	30,962	30,962

EBITDA	$31,578	$32,341	$21,597	$23,307

(1) Includes share-based compensation of $0.8 million for the three months ended September 30, 2006, pursuant to SFAS No. 123(R) “Share-Based Payment”, and is excluded in the pro forma results.
(2) Includes Hurricane Katrina expense of $1.7 million in 2005 which represented our estimated damages resulting from the losses we sustained, primarily at our New Orleans, LA, branch, where operations were the most severely affected. The loss included certain limited insurance reimbursements that were received under our insurance policies. Pro forma results exclude the Hurricane Katrina expense.

Mobile Mini, Inc. News Release October 31, 2006	Page 7
Mobile Mini, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except per share data)/(includes effects of rounding)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2006	2005	2005
	Actual	Pro forma	Actual	Pro forma
Revenues:
Leasing	$176,460	$176,460	$135,413	$135,413
Sales	19,189	19,189	12,987	12,987
Other	1,058	1,058	889	889

Total revenues	196,707	196,707	149,289	149,289

Costs and expenses:
Cost of sales	12,175	12,175	8,097	8,097
Leasing, selling and general expenses (1) (2)	101,156	98,858	79,182	77,472
Depreciation and amortization	11,972	11,972	9,439	9,439

Total costs and expenses	125,303	123,005	96,718	95,008

Income from operations	71,404	73,702	52,571	54,281
Other income (expense):
Interest income	433	433	11	11
Other income (3)	—	—	3,160	—
Interest expense	(17,880)	(17,880)	(16,999)	(16,999)
Debt extinguishment expense (4)	(6,425)	—	—	—
Foreign currency exchange	(51)	(51)	—	—

Income before provision for income taxes	47,481	56,204	38,743	37,293
Provision for income taxes (5)	18,728	22,169	14,590	14,544

Net income	$28,753	$34,035	$24,153	$22,749

Earnings per share:
Basic:	$0.85	$1.01	$0.81	$0.77

Diluted:	$0.82	$0.98	$0.79	$0.74

Weighted average number of common and common share equivalents outstanding:
Basic	33,792	33,792	29,667	29,667

Diluted	34,975	34,783	30,656	30,656

EBITDA	$83,758	$86,056	$65,181	$63,731

(1) Includes share-based compensation of $2.3 million for the nine months ended September 30, 2006, pursuant to SFAS No. 123(R) “Share-Based Payment” and is excluded in the pro forma results.
(2) Includes Hurricane Katrina expense of $1.7 million in 2005 which represented our estimated damages resulting from the losses we sustained, primarily at our New Orleans, LA, branch, where operations were the most severely affected. The loss includes certain limited insurance reimbursements that were received under our insurance policies. Pro forma results exclude the Hurricane Katrina expense.
(3) Other income in 2005 represents net proceeds of a settlement agreement pursuant to which a third party partially reimbursed Mobile Mini for losses sustained in two lawsuits that arose in connection with an acquisition in April 2000 of a portable storage business in Florida and is excluded in the pro forma results.
(4) Debt extinguishment expense in 2006 represents the portion of deferred loan costs and the redemption premium on 35% of the $150 million aggregate principal amount outstanding of our 9 1/2% Senior Notes that we redeemed and is excluded in the pro forma results.
(5) Income tax provision in 2005 includes a $0.5 million benefit due to the recognition of certain state net operating loss carry forwards that were scheduled to expire in 2005 and 2006 that management believed were recoverable and is excluded in the pro forma results.

Mobile Mini, Inc. News Release October 31, 2006	Page 8
Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in 000’s except par value data)
(includes effects of rounding)

	September 30, 2006	December 31, 2005
	(Unaudited)	(Audited)
ASSETS
Cash	$2,028	$207
Receivables, net	36,566	24,538
Inventories	30,240	23,490
Lease fleet, net	664,723	550,464
Property, plant and equipment, net	41,945	36,048
Deposits and prepaid expenses	9,715	7,669
Other assets and intangibles, net	10,305	6,230
Goodwill	80,703	56,311

Total assets	$876,225	$704,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$22,736	$17,481
Accrued liabilities	41,092	35,576
Line of credit	194,886	157,926
Notes payable	1,119	659
Obligations under capital leases	42	—
Senior Notes	97,500	150,000
Deferred income taxes	94,103	75,340

Total liabilities	451,478	436,982

Commitments and contingencies

Stockholders’ equity:
Common stock; $0.01 par value, 95,000 shares authorized, 35,671 and 30,618 issued and outstanding at September 30, 2006 and December 31, 2005, respectively	357	306
Additional paid-in capital	266,728	141,855
Deferred stock-based compensation	—	(2,258)
Retained earnings	155,696	126,942
Accumulated other comprehensive income	1,966	1,130

Total stockholders’ equity	424,747	267,975

Total liabilities and stockholders’ equity	$876,225	$704,957

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 894-6311		www.theequitygroup.com
www.mobilemini.com
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